AMENDMENT NO. 7 TO LEASE AGREEMENT


         THIS AMENDMENT NO. 7 TO LEASE AGREEMENT ("Amendment") is dated as of May 18, 2000, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Landlord") and ATS MEDICAL, INC., a Minnesota corporation ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Crow Plymouth Land Limited Partnership ("Crow"), as landlord, and Helix BioCore, Inc. ("Helix"), as tenant, entered into that certain Lease Agreement dated December 22, 1987 (the "Original Lease"), which Original Lease was amended by Amendment No. 1 to Lease Agreement dated January 5, 1989 (the "First Amendment"); and

         WHEREAS, Plymouth Business Center I Partnership ("Business Center") succeeded to Crow's interest in the Original Lease as amended by the First Amendment; and

         WHEREAS, Business Center and Helix further amended the Original Lease by Amendment No. 2 to Lease Agreement dated January 12, 1989 (the "Second Amendment"), Amendment No. 3 to Lease dated June 14, 1989 (the "Third Amendment") and Amendment No. 4 to Lease Agreement dated February 10, 1992 (the "Fourth Amendment"); and

         WHEREAS, Landlord has succeeded to the interest of Business Center in the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment; and

         WHEREAS, on May 10, 1992, Helix changed its name to ATS Medical, Inc.; and

         WHEREAS, Landlord and Tenant further amended the Original Lease by Amendment No. 5 to Lease Agreement (the "Fifth Amendment") and by Amendment No. 6 to Lease Agreement dated November 25, 1997 (the "Sixth Amendment"; the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is hereinafter, the "Lease"); and

         WHEREAS, the Original Lease demised premises, as described therein (the "Original Premises"), which Original Premises were expanded pursuant to the First Amendment, which expansion space was surrendered pursuant to the Third Amendment and expanded again pursuant to the Fifth Amendment and the Sixth Amendment (the Original Premises, as so expanded are hereinafter, the "Expanded Premises")such that, as of the date hereof, the Expanded Premises consist of 23,912 rentable square feet; and

         WHEREAS, Landlord and Tenant wish further to amend the Lease to further expand the Premises,



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         NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Defined Terms. Unless the context otherwise indicates, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. Amendment(s). Effective as of June 1, 2000:

         (a) The Expanded Premises shall be further expanded to include an additional 2,796 rentable square feet, as generally indicated on Exhibit A attached hereto and made a part hereof, of which 2,796 square feet shall constitute an expansion of the Expanded Premises (the "Additional Space"; the Expanded Premises and the Additional Space may be referred to collectively herein as the "Premises"), such that, from and after June 1, 2000, the Premises shall consist of 26,706 square feet.

         (b) The term of the lease for the Additional Premises shall commence on June 1, 2000, and shall end on February 28, 2003.

         (c) For the period beginning on June 1, 2000, base rent for the Additional Space shall be Twenty-Eight Thousand Six Hundred Fifty-Nine and 00/100ths Dollars ($28,659.00) per annum or $2,388.25 per month, which base rent shall be payable in accordance with the terms of Paragraph 2.A. of the Lease. Accordingly, effective as of:

                  (i) June 1, 2000, to and including February 28, 2001, total base rent for the Premises, including base rent for the Additional Space shall be $232,767.00 per annum or $19,397.25 per month; and

                  (ii) March 1, 2001, to and including February 28, 2003, total base rent for the Premises, including base rent for the Additional Space shall be $251,367.00 per annum or $20,947.25.

                  all of which base rent shall be payable at the time and in the manner set forth in the Lease for the payment of Base Rent.

         (d) Paragraph 4.E. of the Lease shall be amended to increase Tenant's "Proportionate Share" from 29.20% to 32.62% by dividing 26,708 by 81,885.

         (e) Landlord and Tenant acknowledge and agree that the time by which Tenant was obligated to exercise the termination right set forth in Paragraph 4 of Amendment No. 6 has passed, and, accordingly, the parties further agree that said Paragraph 4 of Amendment No. 6 is null and void and of no further force or effect.

         (f) Effective on the date hereof, Article 24 of the Lease "Landlord Notice Address" shall be amended as follows:



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                  To Landlord:                  To Landlord's Managing Agent:

                  St. Paul Properties, Inc.     United Properties LLC
                  385 Washington Street         3500 West 80th Street, Suite 200
                  St. Paul, MN  55102           Bloomington, MN  55437
                  Attn:    Vice President       Attn:    Vice President
                           Asset Management     Property Management

         (g) Effective on the date hereof, Exhibit A to the Lease is hereby deleted and Exhibit A attached hereto substituted therefor.

         3. Tenant Work. Landlord agrees to provide, at its sole cost and expense, the leasehold improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit B. Any additional alterations or improvements which tenant wishes to make shall be performed only in accordance with Paragraph 7of the Original Lease.

         4. No Default. Tenant represents and warrants that after giving effect to the amendment contained herein, no Event of Default shall have occurred or be continuing under the Lease and no event shall have occurred which, with the serving of notice or the passage of time, shall mature into such an Event of Default.

         5.       Reference to and Effect on the Lease.

         (a) Upon the effectiveness of this Amendment, each reference in the Lease to "this Lease", "hereunder", "hereof" or words of like import referring to the Lease shall be a reference to the Lease as amended hereby.

         (b) Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed.

         (c) Whenever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute one and the same original.

         8. Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.

         9. Time of the Essence. Time shall be of the essence as to each and every provision of this Amendment.



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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ST. PAUL PROPERTIES, INC.             ATS MEDICAL, INC.


By:      /s/  Michael L. Elnicky      By:      /s/  John H. Jungbauer
         -----------------------               ----------------------

         Its:     Asset Manager                Its:     Vice President, Finance
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